As filed with the Securities and Exchange Commission on June 9 , 2017

 Registration No. 333-216151

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.  4 to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

DIVERSE DEVELOPMENT GROUP, INC.
(Exact name of registrant as specified in its charter)

TOPAZ ISLAND ACQUISITION CORPORATION

(Former name of registrant)

Delaware	6531	81-2338251
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

4819 Wood Pointe Way

Sarasota, Florida 34233

+1 617-510-1777

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Inc. Plan

Trolley Square, Suite 20 C

Wilmington, Delaware 19806

+800 462-4633

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

With copy to

Cassidy & Associates

215 Apolena Avenue

Newport Beach, California 92662

949-673-4510

949-673-4525 (fax)

Approximate Date of Commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock	1,015,000	$0.15	$152,250	$17.65

______________

(1)

There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

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EXPLANATORY NOTE

This registration statement and the prospectus therein cover the registration of 1,015,000 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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PROSPECTUS	Subject to Completion, Dated ________

Diverse Development Group, Inc.

1,015,000 shares of Common Stock offered by selling shareholders at $0.15 per share

This prospectus relates to the offer and sale of 1,015,000 shares of common stock (the “Shares”) of Diverse Development Group, Inc. ("DDG" or the “Company”), $.0001 par value per share, offered as follows: (a) 1,015,000 Shares offered by the holders thereof (the "Selling Shareholder Shares"), who are deemed to be statutory underwriters.

The selling shareholders will offer their shares at a price of $0.15 per share.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 1,015,000 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Company. The Company intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Company nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Company or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Diverse Development Group, Inc.

4819 Wood Pointe Way

Sarasota, Florida 34223

Prospectus dated __________________, 2017

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

Diverse Development Group, Inc. (the "Company" or "DDG"), a Delaware corporation, is a company that is in the business of developing and purchasing real estate across all spectrums of the industry throughout the United States. The Company intends to focus on credit tenant development and acquisitions utilizing a strong balance of holding and selling projects. The Company is a real estate development and investment company that will build a strong portfolio of investment-grade retail and commercial leasing properties through acquisition and the pursuit of opportunistic ground up land developments. The Company intends to utilize market research to diversify its assets nationwide and responsibly optimize its portfolio against risk. Furthermore, the Company is seeking external capital from investors. The company will operate with little to no debt and hopes to be traded on the OTCBB.

The Company was incorporated in the State of Delaware in April 2016, and was formerly known as Topaz Island Acquisition Corporation. In May, 2016, Topaz Island Acquisition Corporation filed a registration statement with the Securities and Exchange Commission on Form 10 by which it became a public reporting company.

In December, 2016, the Company implemented a change of control by redeeming shares of existing shareholders, issuing shares to new shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Topaz Island Acquisition Corporation to Diverse Development Group, Inc.

Business

The Company's primary objective is to buy, sell and develop real estate assets located within the United States. However unlike traditional real estate investment groups, DDG intends to operate using cash and little to no debt or if debt is required, such debt will be short term, to be repaid within three years or less.

The Company's philosophy is that by using cash for the Company's endeavors and by utilizing a development and purchase model using a blend of existing assets with stabilized cash flows and ground-up development projects, DDG will be able to amass and sustain a strong cash flow with little to no debt all while maintaining significant assets on the Company's books. The Company also aims to keep overhead low and limit expenses, as they relate to soft costs.

The Company intends to utilize funds pooled from investors to directly invest in income-yielding properties. The Company will primarily invest in diversified credit tenant investment-grade NNN properties with long-term leases. The Company’s strategic roadmap includes it investing a portion of its capital for higher return ground-up land development projects. Income will be largely generated from rent and capital gains from ground up development projects. The Company will not have any debt other than an occasional short term loan that is project-specific.

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Risks and Uncertainties facing the Company

As a development stage company, the Company has limited operating history and has continuously experienced losses since its inception. The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern. That is, the Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans. As a development stage company, management of the Company has no prior experience in building and selling projects similar to that planned by the Company and in marketing and distributing such projects on a broad scale.

One of the biggest challenges facing the Company is the ability to raise adequate capital to generate sufficient cash flows from operations to meet its obligations, which it had not been able to accomplish to the date of the report, and /or obtain additional financing from its stockholders and/or other third parties.

Due to financial constraints, the Company has to date conducted limited operations. If the Company were unable to develop strong and reliable sources of funding for continued operations, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan. Moreover, the above assumes that the Company’s efforts are met with customer satisfaction in the marketplace and exhibit steady adoption of its solutions amongst the potential base of customers, neither of which are currently known or guaranteed.

Due to these and other factors, the Company’s need for additional capital, the Company’s independent auditors have issued a report raising substantial doubt of the Company’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Company. The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 1,015,000. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier terminated by the Company.

This prospectus relates to the offer and sale of 1,015,000 shares (“Shares”) of common stock of the Company, as follows: (a) 1,015,000 Shares offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer their shares at a price of $0.15 per share.

Common stock outstanding before the offering	7,115,000	(1)

Common stock for sale by selling shareholders	1,015,000

Common stock outstanding after the offering	7,115,000

Offering Price	$0.15 per share

Proceeds to the Company	$0

___________

(1) Based on number of shares outstanding as of the date of this prospectus.

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RISK FACTORS

A purchase of any Shares is an investment in the Company's common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in the registration statement of which this prospectus is a part, before the purchase of any Shares. If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer, the market price of the common stock would likely decline, and investors could lose all or a portion of their investment. The Company has listed the following risk factors which it believes to be that material to an investment decision in this offering.

The Company has limited operating history and as such an investor cannot assess its profitability or performance but must rely on the experience of its chief executive officer and other officers forming its management team.

The Company is a development stage company and has limited operating history and it is therefore difficult for an investor to assess prior performance or determine whether it likely that the Company will meet its projected business plan. An investor will be required to make an investment decision based primarily on recent developing operations, on management’s history and on projected operations in light of the risks, expenses and uncertainties that may be encountered. Management believes that it is has formulated a business model with sufficient detail, and associated expertise, to result in a highly successful business venture. However, there can be no assurance that the Company will succeed in its business plans and generate significant revenues.

An investment in the Company requires a long-term commitment with no certainty of return.

It is anticipated that there will be a significant period of time before the Company has completed its investments in ground up development projects and each investment may not be liquidated for one to two years after the initial purchase. Losses on unsuccessful investments may be realized before gains on successful investments are realized. Dispositions of such investments may require a lengthy time period. While it is the intention of the Company to achieve target returns over such period, other factors such as overall economic conditions, the competitive environment and the availability of potential acquirers may shorten or lengthen DDG's holding period. Therefore, it is unlikely that the Company will realize substantial gains during its early years.

Public Market Risk

It is impossible to predict the price at which Units of the Company will trade and there can be no assurance that an active trading market for the Units will be sustained. The Units will not necessarily trade at values determined solely by reference to the value of the Properties of the Company. Accordingly, the Units may trade at a premium or a discount to the value implied by the value of the properties of DDG. The market price for the Units may be affected by changes in general market conditions, fluctuations in the markets for equity securities and numerous other factors beyond the control of DDG.

The Company’s independent auditors have issued a report questioning the Company's ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

The Company has accumulated deficit as of March 31, 2017 of $16,786.

As of March 31, 2017, the Company has an accumulated deficit of $16,786. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

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Prior Investments No Indication of Future Performance

The past investment performance of the Company, its Founder, and/or its officers cannot be relied upon as an indication of the Company's future performance or success. That information is solely intended to illustrate the experience of the Company and its management and the type of transactions the Company intends to pursue on behalf of DDG. Those transactions are not intended to be complete or representative of all the transactions in which the Company, its founder, and/or its officers have been involved.

Risk of Limited Number of Investments

Although the Company intends to achieve diversification of investments, the Company could deploy its capital in a relatively small number of investments. The Company may also be less diversified should it raise less capital than anticipated. Accordingly, unfavorable performance by a small number of investments could have a substantial adverse impact on the returns realized by investors in the Company.

Potential Difficulty Consummating Attractive Investments

The business of identifying and structuring projects of the nature contemplated by the Company is highly competitive. DDG will be competing for projects with other acquirers. There can be no assurance that the Company will be able to invest its capital on terms favorable to the Company or in comparison to its competitors. It is possible that the Company will never be fully invested if insufficient quality projects are available or identified.

General Risks Associated with Investment in Real Estate

The investments of the Company will be subject to the risks generally incident to ownership of real property, including, but not limited to uncertainty of cash flow to meet fixed and other obligations; adverse changes in local employment conditions, interest rates and real estate tax rates; changes in fiscal policies; and uninsured losses and other risks that are beyond the control of the Company. There can be no assurance of profitable operations because the cost of owning real estate assets may exceed the income produced, particularly since certain expenses related to real estate and its development and ownership, such as property taxes, utility costs, maintenance costs and insurance, tend to increase over time and are largely beyond the control of the owner.

Investments in Real Estate Development Projects

A decision to invest in land or buildings for development will be made based upon certain assumptions about the cost of development, time periods for completion of various phases of development, and the market value of the developed product. While there may be past development or operating history on which to base these assumptions, many factors may change resulting in such assumptions being untrue. Such conditions may contribute to reduced demand for the finished product due to competition, economic factors or default, or changes in the capital markets such as interest rates or the availability of capital. To the extent development costs are financed, an investment will be subject to real estate financing risks. Building construction or site development entails risk related to materials and labor cost increases, work stoppages or delays, regulatory delays, failure of performance or defective materials or workmanship by contractors and suppliers, unforeseen weather and unforeseen land conditions. Such risks can be mitigated to some extent by obtaining performance bonds, construction and development guaranties, letters of credit and/or liens on assets under construction. No assurance can be given, however, that any of the foregoing will be obtained or, if obtained, will be adequate to cover any loss resulting from any such risks.

Investments in Industrial or Commercial Assets

Investments in industrial or other commercial office properties involve certain risks in addition to those which exist for real estate properties generally (including certain environmental risks). The financial failure and resulting lease default of a tenant which occupies a material amount of space at a commercial property would cause a reduction in the cash flow to the Company. Moreover, such reduction could have the effect of decreasing the value of the property. In the event of such a termination, there can be no assurance that the Company would be able to find a replacement tenant to occupy the space on similar terms, and it is probable that the costs incurred to renovate and prepare the space to meet the needs of a replacement tenant would be significant. It is also possible that such reductions in cash flow could result in the Company to default on the mortgage financing secured by the property. Industrial and commercial office properties are also subject to competition from providers of similar or alternative space. Competitors may be able to supply space of similar or superior value at prices equal to or lower than those charged by the Company or the entity that owns the industrial or other commercial property. Such space is also subject to obsolescence as trends, styles, and technologies change, thereby requiring significant infusions of capital to remain competitive and viable in the marketplace.

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Financing of Real Estate Projects

Although it is contemplated that the acquisition and development of assets will be financed by utilizing minimal or no debt, if the Company were to acquire debt to finance operations, this aspect would increase DDG's exposure to loss. Principal and interest payments on indebtedness (including mortgages having “balloon” payments) will have to be made regardless of the sufficiency of cash flow from the assets. Mortgages requiring “balloon” payments may involve greater risks than mortgages where the principal amount is fully amortized over the term of the loan since the ability to repay the outstanding principal amount of the “balloon” loan may be dependent upon the ability to obtain adequate replacement financing, which will, in turn, be dependent upon interest rates and lenders’ policies at the time of refinancing, economic conditions in general and the value of the underlying assets in particular. There is no assurance that replacement financing will be available to make “balloon” payments or that, if available, any replacement financing will be on favorable terms. Depending on the level of leverage and decline in value, if mortgage payments are not made when due, one or more of the assets may be lost (and the investment therein rendered valueless) as a result of foreclosure by the mortgagee.

Risks on Disposition of Certain Investments

In connection with the disposition of a project, the Company may be required to make representations about the project typical of those made in connection with the sale of any business or real estate interest. The Company may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate, incorrect or misleading.

Risks Associated with our Reliance on our Affiliated Parties ’ Property Rights

The success of the Company is reliant to a large extent on successfully securing rights, via assignment, license, or by other contractual arrangement or transaction , to certain real estate holdings and rights thereto, currently held or under control of affiliated entities of the Company. For instance, as of the date of this prospectus, the Company has identified a development project that is entitled for 688 units and 85,000 square feet of retail (the “Development Project”) as well as several single tenant developments with an S&P rating of AA- (the “Ground Up Developments”) (altogether the “Affiliated Developments”) . Presently the Company’s President and CEO Mr. Christopher Kiritsis exercises certain control over the Affiliated Developments pursuant to free-standing leases and deeds that are held by one of two separate single-member Florida Limited Liability Companies, each of which Mr. Kiritsis is the sole member (the “LLC Group”). The LLC Group consists of Potomac Group LA1, LLC, a Florida Limited Liability Company (“PG LA1”) and Sered Joel, LLC, a Florida Limited Liability Company (“Sered”). Our ability as a Company to generate operating capital and revenue is reliant to a large extent on our ability to exploit the Affiliated Developments, however the Company to date does not have right or title to these developments . While the Company is confident it will be able in the near future to secure rights from the LLC Group necessary to exploit the Affiliated Developments , neither PG LA1 nor Sered is under any legal obligation to go forward with assignments of its respective real estate interests , or these entities may go forward with the projects using other entities affiliated with Mr. Kiritsis. In the event that the Company is unable to secure rights to the Affiliated Developments , via assignment or otherwise, the Company’s business, financial condition and operating results may be materially adversely affected.

In addition, as of the date of this Prospectus, PG LA1 owns outright 15 acres of land, located in Hardee County, Florida (the “15 acres”). The 15 acres are entitled for construction of 92 patio villas (the “92 Unit Development”). As part of the Company’s plan, we intend to secure assignment of the 15 Acres from PG LA1, and thereafter we intend to build the 92 villas and subsequently sell the villas per unit to buyers at market rates, or we may sell the entire finished lots, provided the Company is presented with a willing buyer at acceptable terms, which cannot be guaranteed prior to development. PG LA1 however is under no legal obligation to go forward with assignment of its interest in the 15 acres, or it may go forward with the project using other entities affiliated with Mr. Kiritsis. In the event that the Company is unable to secure rights to the 15 Acres , via assignment or otherwise, the Company’s business, financial condition and operating results may be materially adversely affected.

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On March 8th, 2017, PG LA1 also entered into a contract with Carribean Bay Mortgage Lender, LLC (“Lender”) to purchase 18 acres of land located at 13000 Fishery Rd., adjacent to State Road 775 South of Boca Grande Causeway, Placida, Florida, Charlotte County, Florida (the “Placida Property”). As part of the Company’s business plan, we intend to secure assignment of rights from PG LA1 to the Placida Property . After assignment, the Company i ntends to pursue a 150 to 180-condominium unit development on the property ( the “Placida Development”) . PG LA1 however is under no legal obligation to go forward with assignment of its interest in the Placida Property, or it may go forward with the Placida Development using other entities affiliated with Mr. Kiritsis. In the event that the Company is unable to secure rights to the Placida Development , via assignment or otherwise, the Company’s business, financial condition and operating results may be materially adversely affected.

With respect to Sered’s property holdings, as of the date of this Prospectus , Sered is party to a freestanding lease agreement as landlord, with 7-Eleven, Inc., a Texas Corporation (“7-Eleven”) as Tenant, wherein, subject to purchase of the land, Sered has contractually committed to grant and lease to 7-Eleven approximately 1.18 acres of land, undeveloped value at approximately $1.96 million, located at 75 Joel Blvd. In Lehigh Acres, Florida (the “Lehigh Acres Lease”). Pursuant to the Lehigh Acres Lease, following development of approximately 3,010 square feet of building improvements, for a term of 15 years (or greater if extended), Sered would be entitled to rents from 7-Eleven as follows:

•	Years 1-5: $13,083.33 monthly rent, $157,000.00 annual rent;
•	Years 6-10: $14,391.67 monthly rent, $172,700.00 annual rent; and
•	Years 11-15: $15,830.83 monthly rent, $189,970.00 annual rent;

and if extended:

•	Years 16-20 $17,413.92 monthly rent, $208,967.00 annual rent;
•	Years 2l-25 $ 19,155.3 monthly rent, $229,863.70 annual rent;
•	Years 26-30 $21,070.84 monthly rent, $252,850.07 annual rent;
•	Years 31-35 $23,177.92 monthly rent, $278,135.08 annual rent; and
•	Years 36-40 $25,495.72 monthly rent, $305,948.59 annual rent

As part of our business plan, the Company intends to secure assignment of the Lehigh Acres Lease from Sered. Following assignment and upon commencement of payment of rents, the Company intends to sell the property at projected +/- $3.5 to $3.6 million, provided market conditions remain the same as projected herein. Sered is under no legal obligation however to go forward with assignment of the Lehigh Acres Lease, or it may go forward with the project using other entities affiliated with Mr. Kiritsis. In the event that the Company is unable to secure rights to the Lehigh Acres Lease , via assignment or otherwise, the Company’s business, financial condition and operating results may be materially adversely affected.

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Volatile market conditions for mortgages and mortgage-related assets.

The Company’s results of operations are materially affected by conditions in the markets for mortgages and mortgage-related assets, including commercial mortgage-backed securities ("CMBS"), as well as the broader financial markets and the economy generally. Beginning in the summer of 2007, significant adverse changes in financial market conditions resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. Concerns over economic recession, geopolitical issues, unemployment, the availability and cost of financing, the mortgage market and a declining real estate market contributed to increased volatility and diminished expectations for the economy and markets. As a result of these conditions, many traditional mortgage investors suffered severe losses in their residential mortgage portfolios and several major market participants failed or have been impaired, resulting in a significant contraction in market liquidity for mortgage-related assets. This illiquidity negatively affected both the terms and availability of financing for all mortgage-related assets. Increased volatility and deterioration in the markets for mortgages and mortgage-related assets as well as the broader financial markets may adversely affect the performance and market value of any CMBS holdings the Company may own at the time. If these conditions occur, institutions from which the Company seeks financing for the Company’s investments may tighten their lending standards or become insolvent, which could make it more difficult for the Company to obtain financing on favorable terms or at all. Adverse developments in the broader residential mortgage market may adversely affect the value of the assets in which the Company invests.

Since the summer of 2007, the residential mortgage market in the United States experienced a variety of difficulties and changed economic conditions, including defaults, credit losses and liquidity concerns. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These losses have reduced financial industry capital, leading to reduced liquidity for some institutions. These factors have impacted investor perception of the risk associated with CMBS in which the Company intends to invest. As a result, values for CMBS in which the Company may invest may experience a certain amount of volatility. Further increased volatility and deterioration in the broader mortgage-backed securities markets may adversely affect the performance and market value of the Company's investments.

Actions of the U.S. government, Federal Reserve and Treasury to stabilize financial markets.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the U.S. government, the Federal Reserve, the Treasury and other governmental and regulatory bodies have taken action to attempt to stabilize the financial markets. It is not possible to predict how future U.S. government actions will impact the financial markets, including current significant levels of volatility, or the Company's current or future investments. In addition, the U.S. government, Federal Reserve, Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address causes of the financial crisis. The Company cannot predict whether or when such actions may occur, and such actions could have a dramatic impact on the Company's business, results of operations and financial condition.

Congress has enacted sweeping financial legislation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), signed into law by President Obama on July 21, 2010, regarding, among other areas, the operation of financial institutions. Many provisions of the Dodd-Frank Act will be implemented through regulatory rulemakings and similar processes over several years and many of these rules have not been issued in final form. Therefore, the impact of the Dodd-Frank Act, and of follow-on regulation, on trading strategies and operations is impossible to predict, and may be adverse. Practices and areas of operation subject to significant change based on the impact, direct or indirect, of the Dodd-Frank Act and follow-on regulation, may change in manners that are unforeseeable, with uncertain effects. By way of example and not limitation, direct and indirect changes from the Dodd-Frank Act and follow-on regulation may occur to a significant degree with regard to, among other areas, the trading and use of many derivative instruments, including swaps and strengthening the oversight and supervision of securities and capital market activities by the U.S. Securities and Exchange Commission (“SEC”). There can be no assurance that such legislation or regulation will not have a material adverse effect on the Company. In addition, Congress may address tax policy, which also could have uncertain direct and indirect impact on trading and operations.

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Further, the Dodd-Frank Act created the Financial Stability Oversight Council (“FSOC”), an interagency body charged with identifying and monitoring systemic risks to financial markets. The FSOC has the authority to require that non-bank financial companies that are “predominantly engaged in financial activities” whose failure it determines would pose systemic risk, be placed under the supervision of the Federal Reserve and subject to enhanced prudential standards. The FSOC has the authority to recommend that the Federal Reserve adopt more stringent prudential standards and reporting and disclosure requirements for non-bank financial companies supervised by the Federal Reserve, but the Federal Reserve is expected to establish the prudential standards applicable to such companies. The FSOC also has the authority to make recommendations to the Federal Reserve on various other matters that may affect the Company. The FSOC may also recommend that other federal financial regulators impose more stringent regulation upon, or ban altogether, financial activities of any financial firm that poses what it determines are significant risks to the financial system.

The implementation of the Dodd-Frank Act could also adversely affect the Company by increasing transaction and/or regulatory compliance costs. In addition, greater regulatory scrutiny and the implementation of enhanced and new regulatory requirements may increase the Company's exposure to potential liabilities, and in particular liabilities arising from violating any such enhanced and/or new regulatory requirements. Increased regulatory oversight could also impose administrative burdens on the Company, including, without limitation, responding to investigations and implementing new policies and procedures. The ultimate impact of the Dodd-Frank Act, and any resulting regulation, is not yet certain and the Company d may be affected by the new legislation and regulation in ways that are currently unforeseeable.

General Economic and Market Conditions

The Company’s investments will be affected by general economic conditions and local market conditions. Economic conditions could affect interest rates, the extent and timing of the Company’s investment activities and the availability of investments. Economic conditions could negatively impact the Company’s ability to carry out its business or cause it to incur losses.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

Little Experience in Being a Public Company

The Company is an early-stage company and as such has little experience in managing a public company. Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business. Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing companies. If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.

The Company is an early-stage company with limited developed finance and accounting organization and the rigorous demands of being a public company require a structured and developed finance and accounting group. As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which may be prohibitive to the Company as it develops its business plan, services and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

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The Board of Directors could use the issuance or designation of preferred stock to impede or discourage an acquisition of the Company that may otherwise be beneficial to some shareholders.

The Company is authorized to issue up to 10,000,000 shares of preferred stock. The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Potential need for additional capital even beyond that offered herein

The Company does not presently have sufficient operating capital to implement its existing business model and is dependent upon receipt of proceeds from this Offering or elsewhere to expand and develop its business as intended. The Company believes that the proceeds to the Company from the sale of the Shares (assuming that all Shares offered are sold) will provide the Company with sufficient capital to develop and market the Company’s business until it can begin generating enough profits from operations to fund future expansion. Many factors may, however, affect the Company’s cash needs, including the Company’s possible failure to generate sufficient revenues from operation. If less than all Shares are sold, the Company may not have sufficient capital to fund expansion until sufficient revenues are generated from operations or elsewhere and may be unable to find suitable financing on terms acceptable to the Company. This event would significantly increase the risk to those persons who invest in this Offering.

No Assurance of Investment Return

The Company's investment portfolio will consist primarily of investments in real estate development projects and operating results in a specified period will be difficult to predict. There is no assurance that DDG will be able to generate returns for its investors. Even if one or more of the projects are successful, there can be no guarantee that the shareholders will receive distributions from the Company in an amount equal to their investment or at all. The returns generated by investors will also be affected by the amount of capital successfully raised by the Company.

Use of any invested funds are immediately available to the Company

The Offering is being conducted on a "best efforts" basis, and the proceeds from the Shares offered hereby will not be subject to escrow and will be made available to the Company for its immediate use. No assurance can be given as to what number of Shares, if any, will be subscribed or what amount of proceeds, if any, will be raised and available to the Company. Should the Company receive an amount less than offered hereby, no assurance can be given as to the Company's ability to finance its intended business objectives.

The offering price of the Shares has been arbitrarily determined by the Company and such price should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Company's common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

Investors in the Offering may experience immediate dilution of the value of their shares

Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial offering price per share paid by investors and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by the Company at a price less than the price paid by purchasers of the Shares or had been issued by the Company for services or as other non-cash consideration, then the value of such investor Shares immediately after purchase would be less than the purchase price.

There has been no prior public market for the Company's common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for the Company's securities and the Company cannot assure any purchaser that a market will develop subsequent to this Offering. The Company’s common stock is not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. No assurance can be given that the Shares of the Company will ever qualify for inclusion on any trading market.

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Restrictions on transferability

The Shares offered herein are restricted securities and, unless registered with the Securities and Exchange Commission, can only be sold in compliance with Rule 144 which provides that such securities cannot be sold or transferred for one year. The Rule 144 transferability requirements continue after one year for officers, directors and greater 10% percent shareholders who may thereafter sell such securities every three months in an amount equal to the greater of 1% of the Company’s outstanding common stock or the weekly average trading volume over the preceding four weeks. To satisfy the requirements of such exemptions from registration under the Securities Act and to conform to applicable state securities laws, each investor must acquire his Shares for investment purposes only and not with a view towards distribution.

Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Shares. Some of these conditions may include, but are not limited to, a minimum holding period, availability of certain reports, including financial statements and limitations on the percentage of Shares sold and the manner in which they are sold. The Company can prohibit any sale, transfer or disposition unless it receives an opinion of counsel provided at the holder’s expense, in a form satisfactory to the Company stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the Shares, no market is expected to develop for the foreseeable future, and no market may ever develop at all. Consequently, owners of the Shares may have to hold their investment indefinitely and may not be able to liquidate their investments or pledge them as collateral for a loan in the event of an emergency.

Purchase of the Shares Is a Long Term Investment

An investment in the Shares may be long term and illiquid. As discussed above, the offer and sale of the Shares will not be registered under the Securities Act or any foreign or state securities laws by reason of exemptions from such registration, which depends in part on the investment intent of the investors. Prospective investors will be required to represent in writing that they are purchasing the Shares for their own account for long-term investment and not with a view towards resale or distribution. Accordingly, purchasers of Shares must be willing and able to bear the economic risk of their investment for an indefinite period of time. It is likely that investors will not be able to liquidate their investment in the event of an emergency.

No Dividends

The Company does not currently pay cash dividends on its common stock and does not anticipate paying such dividends at any time in the immediate future. At present, the Company will follow a policy of retaining all of its earnings, if any, to finance development and expansion of its business.

Arbitration

By execution of the Subscription Agreement for purchase of the Shares, investors in this Offering agree to submit to arbitration for all claims arising from their investment. Arbitration may not afford investors all the relief they might obtain outside arbitration. Arbitration narrows procedural and other steps available to claimants (such as discovery, broad choice of venue and scope of appellate review) and is, in general, a more informal process than court action. On the other hand, arbitration is normally a less expensive process for a claimant than court action and normally results in a quicker final decision. However, investors may find that as a result of arbitration they are more restricted in the resolution of claims, if any, arising from this investment.

Limited Liability of Management

The Company has provisions in its Certificate of Incorporation and Bylaws which limit the liability of its officers and directors, and provide for indemnification by the Company of its officers and directors to the full extent permitted by Delaware corporate law. Such provisions may substantially limit a shareholder's ability to hold officers and directors liable for breaches of fiduciary duty.

Lack of Firm Underwriter May Impact the Sale of the Shares

The Shares are offered on a “best efforts” basis by the Management and Board of Directors without compensation and on a “best efforts” basis through certain FINRA registered broker-dealers, which enter into Participating Broker-Dealer Agreements with the Company. Accordingly, there is no assurance that the Company or any FINRA broker-dealer will sell the minimum number or maximum number of Shares offered.

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FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.

Such “forward-looking statements” can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “should” or “anticipates”, or the negative thereof, or other variations thereon or comparable terminology, or by discussion of strategy. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, which could cause actual results to vary materially from the future results covered in such forward-looking statements.

An investor should not rely on forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. The Company is not under a duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the $0.15 price at which the Shares are being offered has been arbitrarily determined by the Company.

The Shares offered by the selling shareholders may be offered and sold, from time to time, by the selling shareholders described in this prospectus under the heading “Selling Shareholders” at an offering price of $0.15 per share until such time as the Shares are quoted on the OTC Bulletin Board and only thereafter may be offered at prevailing market or privately negotiated prices. The selling shareholders may sell the Shares by any means described in this prospectus under “Plan of Distribution.”

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 1,015,000 outstanding shares of the Company’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.15 per share.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not directly receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares (i.e. all Selling Shareholders’ Shares will be sold by the Selling Shareholder, respectively, and not by or on account of the Company).

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PLAN OF DISTRIBUTION

The Company and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Company nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Company nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares.

The Company intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer their shares at a price of $0.15 per share. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares. Of the 1,015,000 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, no Selling Shareholder Shares are held by officers or directors of the Company.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 7,115,000 shares are outstanding as of the date of the registration statement, of which this prospectus is a part. The Company is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company. Reference is also made to the more detailed provisions of the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

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Common Stock

The Company is registering up to 1,015,000 shares of common stock, as follows: (i) 1,015,000 shares for sale to the public by the holders thereof at a price of $0.15 per share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has plans to issue preferred stock and adopt a series, preferences or other classification of preferred stock. The Company plans to issue shares of preferred stock to its sole officer and director, Christopher Kiritsis, in the near future. The shares of preferred stock are expected to have 100 to 1 voting rights in comparison to the shares of common stock in the Company.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

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Transfer Agent

It is anticipated that Manhattan Transfer Company, of Erie, Colorado will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date. The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company has only recently commenced operations as a development-stage company, and it has limited operating history and is expected to experience losses in the near term. The Company’s independent auditors have issued a report raising substantial doubt about the Company’s ability to continue as a going concern.

Summary

The Company plans to purchase and develop numerous real estate properties across all spectrums of the industry throughout the United States. The Company also intends to focus on credit tenant development and acquisitions utilizing a strong balance of holding and selling projects.

At the outset of the business, the Company intends to utilize the expertise of its founder to develop 7 Eleven properties in Florida. These developments are ground-up build-to-suite developments that, after build, the Company will collect rent from 7- Eleven Corporate and subsequently sell the property on the market.

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As of the date of this prospectus, the Company has identified a project that is entitled for 688 units and 85,000 square feet of retail (the “Development Project”) as well as several single tenant developments with an S&P rating of AA- (the “Ground Up Developments”). Presently the Company’s President and CEO Mr. Kiritsis controls the Development Project and the Ground Up Developments pursuant to certain free-standing leases and deeds that are held by one of two separate single-member Florida Limited Liability Companies, each of which Mr. Kiritsis is the sole member (the “LLC Group”). The LLC Group consists of Potomac Group LA1, LLC, a Florida Limited Liability Company (“PG LA1”) and Sered Joel, LLC, a Florida Limited Liability Company (“Sered”).

As part of the Company’s plan, the Company intends to secure from the LLC Group valid assignment of all development projects under control of the LLC Group in order to generate operational capital. These projects include a 7- Eleven ground up development and a 92 unit patio villa development that is fully entitled and shovel ready on land that is owned outright by PG LA1 (part of the Development Project). The Company also intends to secure from PG LA1 assignment of rights to 18 acres in Placida, Florida, a development located on the water, which includes a restaurant, and existing boat docks (the “Placida Development”). Following assignment, the Company’s intent is to rezone the Placida Development to a Planned Development of Medium Density to allow for build of 150 to 180 condominiums, restaurant improvements and addition of retail space. The Company anticipates that these projects will be assigned to The Company within the first year of its operation to implement its business plan, however it should be noted that no such assignment has taken place to date and the LLC Group is under no legal obligation to go forward with assignments of real estate interests or may go forward with the projects using other entities affiliated with Mr. Kiritsis.

SERED JOEL, LLC

Mr. Kiritsis, the Company’s founder, formed Sered Joel, LLC, a Florida Limited Liability Company (“Sered”), on September 07, 2016, for the purpose of entering into certain real estate transactions within the state of Florida. Mr. Kiritsis is the sole member and 100% owner of Sered. To date, Sered is party to a freestanding lease agreement as landlord, with 7-Eleven, Inc., a Texas Corporation (“7-Eleven”) as Tenant, wherein, subject to purchase of the land, Sered shall grant and lease to 7-Eleven approximately 1.18 acres of land, of which the undeveloped purchase price equals $1.96 million, located at 75 Joel Blvd. In Lehigh Acres, Florida (the “Lehigh Acres Lease”). A copy of the Lehigh Acres Lease has been filed as an exhibit to this registration statement. Pursuant to the Lehigh Acres Lease, following development of approximately 3,010 square feet of building improvements, for a term of 15 years (or greater if extended), Sered will be entitled to rents from 7-Eleven as follows:

•	Years 1-5: $13,083.33 monthly rent, $157,000.00 annual rent;
•	Years 6-10: $14,391.67 monthly rent, $172,700.00 annual rent; and
•	Years 11-15: $15,830.83 monthly rent, $189,970.00 annual rent;

and if extended:

•	Years 16-20 $17,413.92 monthly rent, $208,967.00 annual rent;
•	Years 2l-25 $ 19,155.3 monthly rent, $229,863.70 annual rent;
•	Years 26-30 $21,070.84 monthly rent, $252,850.07 annual rent;
•	Years 31-35 $23,177.92 monthly rent, $278,135.08 annual rent; and
•	Years 36-40 $25,495.72 monthly rent, $305,948.59 annual rent

At the closing of the purchase of the subject property to the Lehigh Acres Lease, the Company intends to secure assignment from Sered of the Lehigh Acres Lease, and all rights and covenants contained therein . It should be noted however that no such assignment has taken place to date and Sered is under no legal obligation to go forward with the assignment of the Lehigh Acres Lease or it may go forward with the project using other entities affiliated with Mr. Kiritsis.

Potomac Group LA1, LLC

Mr. Kiritsis, the Company’s founder, formed Potomac Group LA1, LLC, a Florida Limited Liability Company (“PG LA1”), on January 15, 2009, for the purpose of entering into certain real estate transactions within the state of Florida. Mr. Kiritsis is the sole member and 100% owner of PG LA1. To date, PG LA1 owns outright 15 acres of land, located in Hardee County, Florida. (the “15 Acres”). The 15 acres are entitled for construction of 92 patio villas. The project is fully engineered and initial cost estimates equal $1.2 million for site improvements. Upon effectiveness of this registration statement, or at some other date in the near future, the Company intends to secure assignment of the 15 Acres from PG LA1 . The Company thereafter intends to build the 92 patio villas and subsequently sell the villas per unit to buyers at market rates. Alternatively the Company may sell the entire finished lots, provided the Company is presented with a willing buyer at acceptable terms, which cannot be guaranteed prior to development. A site plan for this development has been filed as an exhibit to this registration statement. It should be noted however that no such assignment has taken place to date and PG LA1 is under no legal obligation to go forward with the assignment of the 15 Acres or it may go forward with the project using other entities affiliated with Mr. Kiritsis.

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In addition, On March 8th, 2017, PG LA1 entered into a contract with Carribean Bay Mortgage Lender, LLC (“Lender”) to purchase 18 acres of land located at 13000 Fishery Rd., adjacent to State Road 775 South of Boca Grande Causeway, Placida, Florida, Charlotte County, Florida (the “Placida Property”) (the “Purchase Agreement”). Pursuant to the Purchase Agreement, a copy of which has been filed as an exhibit to this registration statement, the principal sum to be paid equals $6,000,000 (six million dollars). PG LA1 has already paid an initial deposit of $100,000 to Lender on March 8th, 2017, and anticipates a closing date at the end of June 2018. Upon closing of the purchase of the Placida Property, the Company intends to secure from PG LA1 assignm ent of the Purchase Agreement, and all rights and covenants contained therein . After assignment, the Company is hopeful that the property will have already been successfully rezoned to medium density PD 10 units per acre, enabling further development of 150 to 180 condominium units. It should be noted however that no such assignment has taken place to date and PG LA1 is under no legal obligation to go forward with the assignment of the Purchase Agreement, or it may go forward with the project using other entities affiliated with Mr. Kiritsis.

The Business: Real Estate Development

Diverse Development Group, Inc. (also referred to as “DDG” or “the Company”) is a real estate development and investment company that will build a strong portfolio of investment-grade retail and commercial leasing properties through acquisition and the pursuit of opportunistic land developments. The Company is managed by an outstanding leadership team. The Company intends to intelligently diversify its assets nationwide and responsibly optimize its portfolio against risk. Furthermore, the Company is seeking external capital from investors. The company will operate with little to no debt and hopes to be traded on the OTCQB.

The Company has no plans or intention at this time to be acquired or merge with an operating business entity nor does the Company or any of its shareholders have any plans to enter into a change of control or similar type transaction. The Company may, as previously represented in the Form 8-K previously filed December 22, 2016, by merger or acquisition seek suitable real estate properties to acquire and thereafter develop in conjunction with the Company’s plan.

Business Model

The Company intends to utilize funds pooled from investors as well as its development projects to directly invest in income-yielding properties. The Company will primarily invest in diversified credit tenant investment-grade NNN properties with long-term leases. The Company’s strategic roadmap includes it investing a portion of its capital for higher return ground-up land development projects. Income will be generated from rent and capital gains from ground up development projects. The Company aims to incur little to no debt, with the exception being certain short term loans incurred from time to time on a project-specific basis.

Current Projects

As of the date of this prospectus, the Company has identified a project that is entitled for 688 units and 85,000 square feet of retail (the “Development Project”) as well as several single tenant developments with an S&P rating of AA- (the “Ground Up Developments”). Presently the Company’s President and CEO Mr. Kiritsis controls the Development Project and the Ground Up Developments pursuant to certain free-standing leases and deeds that are held by one of two separate single-member Florida Limited Liability Companies, each of which Mr. Kiritsis is the sole member (the “LLC Group”). The LLC Group consists of Potomac Group LA1, LLC, a Florida Limited Liability Company (“PG LA1”) and Sered Joel, LLC, a Florida Limited Liability Company (“Sered”).

As part of the Company’s plan, the Company intends to secure from the LLC Group valid assignment of all development projects under control of the LLC Group in order to generate operational capital. These projects include a 7- Eleven ground up development and a 92 unit patio villa development that is fully entitled and shovel ready on land that is owned outright by PG LA1 (part of the Development Project). The Company also intends to secure from PG LA1 assignment of rights to 18 acres in Placida, Florida, a development located on the water, which includes a restaurant, and existing boat docks (the “Placida Development”). Following assignment, the Company’s intent is to rezone the Placida Development to a Planned Development of Medium Density to allow for build of 150 to 180 condominiums, restaurant improvements and addition of retail space. The Company anticipates that these projects will be assigned to The Company within the first year of its operation to implement its business plan, however it should be noted that no such assignment has taken place to date and the LLC Group is under no legal obligation to go forward with assignments of real estate interests or may go forward with the projects using other entities affiliated with Mr. Kiritsis.

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SERED JOEL, LLC

Mr. Kiritsis, the Company’s founder, formed Sered Joel, LLC, a Florida Limited Liability Company (“Sered”), on September 07, 2016, for the purpose of entering into certain real estate transactions within the state of Florida. Mr. Kiritsis is the sole member and 100% owner of Sered. To date, Sered is party to a freestanding lease agreement as landlord, with 7-Eleven, Inc., a Texas Corporation (“7-Eleven”) as Tenant, wherein, subject to purchase of the land, Sered shall grant and lease to 7-Eleven approximately 1.18 acres of land, undeveloped value at approximately $1.96 million, located at 75 Joel Blvd. In Lehigh Acres, Florida (the “Lehigh Acres Lease”). A copy of the Lehigh Acres Lease has been filed as an exhibit to this registration statement. Pursuant to the Lehigh Acres Lease, following development of approximately 3,010 square feet of building improvements, for a term of 15 years (or greater if extended), Sered will be entitled to rents from 7-Eleven as follows:

•	Years 1-5: $13,083.33 monthly rent, $157,000.00 annual rent;
•	Years 6-10: $14,391.67 monthly rent, $172,700.00 annual rent; and
•	Years 11-15: $15,830.83 monthly rent, $189,970.00 annual rent;

and if extended:

•	Years 16-20 $17,413.92 monthly rent, $208,967.00 annual rent;
•	Years 2l-25 $ 19,155.3 monthly rent, $229,863.70 annual rent;
•	Years 26-30 $21,070.84 monthly rent, $252,850.07 annual rent;
•	Years 31-35 $23,177.92 monthly rent, $278,135.08 annual rent; and
•	Years 36-40 $25,495.72 monthly rent, $305,948.59 annual rent

At the closing of the purchase of the subject property to the Lehigh Acres Lease, the Company intends to secure assignment from Sered of the Lehigh Acres Lease, and all rights and covenants contained therein. It should be noted however that no such assignment has taken place to date and Sered is under no legal obligation to go forward with the assignment of the Lehigh Acres Lease or it may go forward with the project using other entities affiliated with Mr. Kiritsis.

Potomac Group LA1, LLC

Mr. Kiritsis, the Company’s founder, formed Potomac Group LA1, LLC, a Florida Limited Liability Company (“PG LA1”), on January 15, 2009, for the purpose of entering into certain real estate transactions within the state of Florida. Mr. Kiritsis is the sole member and 100% owner of PG LA1. To date, PG LA1 owns outright 15 acres of land, located in Hardee County, Florida. (the “15 Acres”). The 15 acres are entitled for construction of 92 patio villas. The project is fully engineered and initial cost estimates equal $1.2 million for site improvements. Upon effectiveness of this registration statement, or at some other date in the near future, the Company intends to secure assignment of the 15 Acres from PG LA1. The Company thereafter intends to build the 92 patio villas and subsequently sell the villas per unit to buyers at market rates. Alternatively the Company may sell the entire finished lots, provided the Company is presented with a willing buyer at acceptable terms, which cannot be guaranteed prior to development. A site plan for this development has been filed as an exhibit to this registration statement. It should be noted however that no such assignment has taken place to date and PG LA1 is under no legal obligation to go forward with the assignment of the 15 Acres or it may go forward with the project using other entities affiliated with Mr. Kiritsis.

In addition, On March 8th, 2017, PG LA1 entered into a contract with Carribean Bay Mortgage Lender, LLC (“Lender”) to purchase 18 acres of land located at 13000 Fishery Rd., adjacent to State Road 775 South of Boca Grande Causeway, Placida, Florida, Charlotte County, Florida (the “Placida Property”) (the “Purchase Agreement”). Pursuant to the Purchase Agreement, a copy of which has been filed as an exhibit to this registration statement, the principal sum to be paid equals $6,000,000 (six million dollars). PG LA1 has already paid an initial deposit of $100,000 to Lender on March 8th, 2017, and anticipates a closing date at the end of June 2018. Upon closing of the purchase of the Placida Property, the Company intends to secure from PG LA1 assignment of the Purchase Agreement, and all rights and covenants contained therein. After assignment, the Company is hopeful that the property will have already been successfully rezoned to medium density PD 10 units per acre, enabling further development of 150 to 180 condominium units. It should be noted however that no such assignment has taken place to date and PG LA1 is under no legal obligation to go forward with the assignment of the Purchase Agreement, or it may go forward with the project using other entities affiliated with Mr. Kiritsis.

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Investment Policies

Investments and Interests in Real Estate

The Company intends to concentrate its real estate investment activities within the state of Florida, however the Company may consider opportunities throughout the United States, as opportunities arise.

With respect to the types of real estate and interests in real estate in which the Company may invest, the Company will invest in residential, multifamily, condominiums, hotels, office buildings, apartment buildings, shopping centers, industrial and commercial properties, and special purpose buildings as well as undeveloped acreage.

The Company’s various real estate properties will be financed directly by cash flow of the Company, as available, or if by loan or mortgage, each such debt financing arrangement will be project specific, and shall be for a term of 3 to 5 years, maximum. With respect to the method by which the Company intends to operate its various real estate holdings and properties, the Company intends to utilize funds pooled from investors as well as its development projects to directly invest in income-yielding properties. The Company will primarily invest in diversified credit tenant investment-grade NNN properties with long-term leases. The Company shall also invest a portion of its capital for higher return ground-up land development projects. Income will be generated from rent and capital gains from ground up development projects.

Assets currently owned or targeted by the Company, including those assets discussed herein, to be assigned by Sered and PG LA1, will be purchased for purpose of generating income, however most ground up development will be purchased for capital gains.

As to the amount or percentage of the Company’s assets which will be invested in any specific property, the Company’s plan is to allocate 90% of net income towards income-producing properties. The remaining 10% shall be allocated towards ground-up capital gain income properties. No more than 80% of the Company’s net cash assets will be invested in any specific property.

Investments in Mortgages

The Company will not be investing in the purchase of any mortgage notes, nor shall the Company invest in first or second mortgaged properties.

Securities of or interests in persons primarily engaged in real estate activities.

The Company may, as the need should arise, from time to time invest in a joint venture with other real estate companies or individuals (the “JV Partners”). Upon any undertaking of such a joint venture with any JV Partner, the amount of the Company’s assets that shall be allocated thereto shall not exceed 20% of the Company’s net cash holdings at time of investment in the venture. Although no such venture has been contemplated as of the date of this Registration Statement, any investment of this type will likely involve a joint venture with real estate persons or companies that concentrate their investment in office buildings and/or investments in undeveloped acreage. Should the Company pursue an investment of this nature, the prospective JV Partner(s) must demonstrate a strong track record in the type of development proposed and must have a minimum of 10 years experience in the industry as well as a demonstration of a minimum return to the company of 20% cash on cash. The JV partner will also need to demonstrate it has been in business for 8 years and has a net worth greater that the proposed venture.

The Company does not intend to invest in any other security except as described herein.

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Description of Real Estate

Lehigh Acres Land

The Company intends to purchase 1.18 acres of undeveloped land, valued at $1.96 million, located at 75 Joel Blvd. in Lehigh Acres, Florida (the “Lehigh Property”). Upon purchase of the Lehigh Property, Joel Sered, LLC, a Florida Limited Liability Company in which the Company’s founder Christopher Kiritsis is the sole member and 100% owner, shall assign a freestanding lease contract, and all rights and covenants contained therein, to the Company (the “Lehigh Acres Lease”). A copy of the Lehigh Acres Lease has been filed as an Exhibit to this registration statement. Pursuant to the Lehigh Acres Lease, following development of approximately 3,010 square feet of building improvements, for a term of 15 years (or greater if extended). The site improvements are currently estimated to cost $800,000. Following the completion of improvments, Sered will be entitled to rents from 7-Eleven as follows:

•	Years 1-5: $13,083.33 monthly rent, $157,000.00 annual rent;
•	Years 6-10: $14,391.67 monthly rent, $172,700.00 annual rent; and
•	Years 11-15: $15,830.83 monthly rent, $189,970.00 annual rent;

and if extended:

•	Years 16-20 $17,413.92 monthly rent, $208,967.00 annual rent;
•	Years 2l-25 $ 19,155.3 monthly rent, $229,863.70 annual rent;
•	Years 26-30 $21,070.84 monthly rent, $252,850.07 annual rent;
•	Years 31-35 $23,177.92 monthly rent, $278,135.08 annual rent; and
•	Years 36-40 $25,495.72 monthly rent, $305,948.59 annual rent

Upon commencement of payment of rents, the Company intends to sell the property.

The Company notes that this development is subject to value fluctuation based on ever-fluctuating market conditions and cap rates.

The Company further notes that, as the property has not yet completed development nor site improvements, occupancy rate is nil (0%) and shall remain so until rights to the land is purchased and site improvements have been finalized. Upon completion of site improvements, pursuant to the Lehigh Acres Lease, a copy of which has been filed as an exhibit to this registration statement, 7-Eleven, Inc. and a to date unidentified gas station operator shall be the sole occupants & tenants of the property. The principal nature of their business is grocery & convenience store operations & with respect to the unidentified gasoline operator, operations of gasoline service stations.

Pursuant to the Lehigh Acres Lease, rental per annum shall equal $157,000 for first five years, then shall increase to $172,700 per annum for years six through ten, then shall increase to $189,970 per annum for years eleven through fifteen. The Lehigh Acres Lease base term shall expire after a term of fifteen years (the “Primary Term”). Following the Primary Term, 7 Eleven has an option to extend the lease foe an additional 5 years. The rent will commence upon satisfaction of all conditions precedent contained in the Lehigh Acres Lease. The tenant then shall have an option to renew/extend the lease for five years subject to same terms and conditions as surviving upon the end date of the principal term.

Presently no depreciation shall be taken on the property. Revenue will be treated as capital gains.

With respect to realty taxes, The tax rate for Lee County is .969% per 1,000 in assessed value.

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Hardee County Land

Potomac Group LA1, a Florida Limited Liability Company 100% owned by the Company’s president and founder, Christopher Kiritsis, owns outright 15 acres of land, located in Hardee County, Florida. (the “Hardee County Property”). The Hardee County Property is entitled for construction of 92 patio villas. PG LA1 intends to assign the Hardee County Property to the Company upon effectiveness of this registration statement. Following assignment, the Company intends to implement site improvements for patio villa development. The Company estimates cost of $1.2 million for these site improvements. The Company then intends to build the 92 villas and intends to subsequently sell the villas per unit at market rates. Alternatively the Company may sell the entire finished lots, provided the Company is presented with a willing buyer at acceptable terms, which cannot be guaranteed prior to development. A site plan for this development has been filed as an exhibit to this registration statement.

The Company notes that this development is subject to fluctuating residential market conditions and variable interest rates which are beyond the Company’s control.

The Company further notes, since the Company has not yet completed development or site improvements, occupancy rate of the Hardee County Property is nil (0%) and shall remain so until site improvements have been finalized and construction of the 92 villas has been completed. Upon completion of construction, the villas will be available on market for residential purchase.

Presently no depreciation shall be taken on the property. Revenue will be treated as capital gains.

The tax rate for Hardee County is 1.221% per 1,000 in assessed value. the taxes on the property are $1,041.29 as of 2016.

Placida Property

The Company intends to also purchase 18 acres of land located at 13000 Fishery Rd., adjacent to State Road 775 South of Boca Grande Causeway, Placida, Florida, Charlotte County, Florida (the “Placida Property”). To effect this purchase, on March 8th, 2017, PG LA1 entered into a purchase contract with Carribean Bay Mortgage Lender, LLC (“Lender”) (the “Purchase Agreement”). Pursuant to the Purchase Agreement, a copy of which has been filed as an exhibit to this registration statement, the principal sum to be paid equals $6,000,000 (six million dollars). PG LA1 has already paid an initial deposit of $100,000 to Lender on March 8th, 2017, and anticipates a closing date at the end of June 2018. . PG LA1 intends to assign the Purchase Agreement, and all rights and covenants contained therein, to the Company at the closing of the purchase of the Placida Property. After assignment, the Company is hopeful that the property will have already been successfully rezoned to medium density PD 10 units per acre, enabling further development of 150 to 180 condominium units. The estimated development cost for the entire project is estimated at $77,476,235 with an estimated sell out amount of $124,000,00. Units will be offered for presale before construction of the condo buildings begin.

The Company further notes, since the Company has not yet completed development or site improvements, occupancy rate of the Placida Property is nil (0%) and shall remain so until site improvements have been finalized, the property is rezoned, and development of the 150 to 180 condominium units has been completed. Upon completion of construction, the condominiums will be available on market for residential use.

Presently no depreciation shall be taken on the property. Revenue will be treated as capital gains.

The tax rate for Placida is 1.221% per 1,000 in assessed value. $35,788.17 is the taxes for 2016.

Conflict of Interest Transactions

With respect to certain prospective transactions where the Company’s director, officer, security holder, affiliate or any other person (altogether referred to herein as “Related Person”) may have a direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Company or any of its subsidiaries; or in any transaction to which the Company or any of its subsidiaries is a party or has an interest; or in any instance where the Company or a Related Person engages for his or her own account in business activities of the types conducted or to be conducted by the Company, the rules governing such potential conflict of interest transactions are addressed in the Company’s bylaws, Section 2.13 Interest of Directors in Contracts (“Section 2.13”).

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Per Section 2.13, Related Persons are instructed to avoid all situations that might lead to a real or apparent material conflict between their self-interest and their duties and responsibilities in connection with their role in the Company (“Related Party Transactions”). While the Company does not expressly prohibit Related Party Transactions in its governing documents, per Section 2.13 any such transaction, prior to execution, must be approved by the Company’s Board of Directors.

Per Section 2.13 regarding corporate opportunities, any Related Person’s use of confidential information about the Company or its businesses, employees, officers, directors, tenants, vendors or contractors for personal benefit or disclosing such information to others outside normal Company duties is prohibited.

Market Assessment

Based on a study conducted by the Board of Governors Federal Reserve, JLL Research Real Capital Analytics ("2016 JLL Research Study") for transactions larger than $5M, investor demand has risen and is projected to continue to rise and diversify for the net lease sector, with an increased desirability for single-asset product types. This projection is denoted by an increase in single-asset sales, which have reached the highest of the cycle - up 3.5 percent year over - year across sectors. It should be noted however that net lease portfolio transactions have been constrained throughout 2016 following a peak year in 2015; factor in overall net lease volume declines of 20.5 percent year-over-year.

Institutions drive one-third of primary market acquisitions. Primary market competition drives developers and high-net-worth individuals deeper into secondary markets. Assessing net lease cap rates, the 2016 JLL Research Study has indicated that office sector cap rates have stabilized, while industrial and retail continue year-over-year compression. As of October 2016, 10-year treasury is noted by a 1.6% cap rate, while retail net lease cap rate is at 5.6%, industrial net lease cap rate at 6.3%, and office net lease cap rate at 6.8%.

The 2016 JLL Research Study further notes that after increased financial market volatility in the first half of 2016, the quality of assets closed and brought to market during the third quarter has increased, evidenced by many assets having stronger lease quality with greater than ten years of remaining lease term. For instance, in the third quarter of 2016, 13 headquarters assets sold for a combined $2-billion in aggregate value, indicating that industrial acquisitions are demonstrating a strong connection between market liquidity and leasehold quality, with risk appetites higher in the primary markets.

The 2016 JLL Research Study further concluded that institutional, equity fund and offshore capital have of late been sustaining the competitive primary market environment. The basis of this conclusion stems from the following analysis of recent market trends: that as cap rates continue to compress and deployment pressures increase for select buyer types, the pricing environment in turn has depended on the transfer of buyers between primary and secondary markets. Real Estate Investment Trusts ("REITs") have been noted to experience a continued difficulty buying accretive assets that fit their acquisition profiles, as seen with a steady shift from primary to tertiary markets since 2014. With this, primary market acquisitions have shifted further to institutional investors and equity funds, as private buyers struggle to compete. Institutional buyers have consistently increased participation in acquisition across primary markets since 2014 - notably in the office sector - and have acquired over one-third of all primary assets year-to-date, an increase of 86.1%. Equity funds are also increasing primary and secondary acquisitions, nearly doubling since 2015. Foreign acquisitions of net lease office assets are up 27.2% year over year. Primary markets received the most foreign capital in the third quarter of 2016 as a result of four large transactions, three of which were office headquarters. South Korean and German investors are leading foreign acquisition, driving 65% of all inbound capital and totaling $1.8 billion of total net lease acquisitions year to date in aggregate. German capital led with the largest acquisition of the quarter, with Allianz Insurance’s purchase of the Coach Headquarters condo sale-leaseback in Manhattan for $707 million.

Germany and South Korea lead foreign activity with 65 percent of year-to-date acquisitions, accounting for $1.8 billion of activity in aggregate.

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Commercial Leasing Industry

Over the five years to 2016, revenue for the commercial leasing industry is expected to increase at an average annual rate of 3.1% to $195.6 billion.

Market Outlook

Revenue for the Commercial Leasing industry is expected by the Company to continue increasing through 2017, with revenue estimated to grow 1.7% over the year. During the five years to 2021, the Company projects that industry operators shall benefit from improvements in the global economy as unemployment continues to decline and as the need for real estate space begins to increase. As the economy continues to recover and businesses and retailers expand operations, demand for commercial leasing is projected to grow steadily. Industry revenue is projected to rise at an average annual rate of 1.5% to $210.6 billion by 2021. Despite this continuing anticipated recovery, operators are projected to continue to run relatively leaner operations. Consequently, industry profit margins are forecast to rise from 52.7% in 2016 to 53.9% in 2021.

Market Trends

Per IBIS World analysis and projections, over the next five years the continued economic recovery is projected to drive industry growth, as the need for commercial space shall be aligned with business development and corporate expansion. At the same time, industry operators are expected to benefit from improvements in the lending conditions that changed during the five years to 2016. Over the five-year period, operators with sufficient means purchased properties below market values as banks and competitors desperately tried to unload real estate assets to generate capital. Meanwhile, tight lending conditions forced many operators to consolidate with larger, better-capitalized companies in 2011. IBISWorld expects that newly consolidated companies with strong balance sheets will be better equipped to take advantage of increased commercial leasing demand over the five years to 2021.

Segmentation

The retail sector can be divided into shopping centers and non-shopping centers. According to the US Census, a shopping center is defined as “a group of architecturally unified commercial establishments built on a site that is planned, developed, owned and managed as an operating unit related to its location, size and type of shops to the trade area that it services.” Under this definition, shopping centers account for roughly half of the total retail gross leasable area in the United States, according to the Global Commercial Real Estate industry, as noted by IBISWorld report K6111-GL. Furthermore, International Council of Shopping Centers estimates there are about 114,653 shopping centers in the United States (both general-purpose and specialized). Similar to office buildings, regional shopping malls can be categorized by property class. However, classes are determined by sales per square foot. The three property classes are: Class A, with tenant sales of at least $400 per square foot, Class B, with tenant sales of less than $400 per square foot but more than $250 per square foot, and Class C, with tenant sales less than $250 per square foot. Simon Property Group and General Growth Properties are the two largest Class A shopping center owners in the country.

Rental Income: According to IBIS World estimates, about 90.0% of industry revenue comes from rental income, while property sales account for only 10.0%. Therefore, revenue fluctuates in line with rental rates and occupancy levels. Rental rates are traditionally based on the value of the underlying property, which is often affected by economic cycles and interest rate fluctuations. Additionally, the elasticity of supply and property types determines real estate prices. In metropolitan areas, where land is scarce, rental rates tend to be higher because of limited capacity to meet demand. Furthermore, premium properties generally command higher incomes than lower-class commercial spaces.

Home Builders Industry

Over the five years following 2016, the Home Builders industry is expected to grow an annualized 10.7% to $87.2 billion, a level not seen since before the 2007 financial crisis. Such growth comes in the wake of increasing per capita disposable income, accommodative interest rates and projected improvement of overall macroeconomic conditions. Due to rising home prices and renewed construction activity, industry profit margins have swelled. In the five years to 2016, the value of residential construction is expected to grow an annualized 9.5%, while housing starts are expected to increase an annualized 14.2%. In 2016, industry profit, measured as earnings before income and taxes, is estimated to account for 5.5% of total revenue, up from 3.1% in 2011.

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Home Builders Industry Outlook

The Home Builders industry is expected to continue its expansion over the next five years, albeit at a slower pace, as the housing market normalizes. Over the five years to 2021, the industry is expected to grow an annualized 5.1% to $112.1 billion, including a projected increase of 5.9% in 2017 alone. The industry typically follows the cyclical pattern of the general economy; consequently, the current upswing in the US economy is expected to drive industry growth. Even as the Federal Reserve continues to tighten monetary policy over the next five years, relatively low interest rates and rising per capita incomes are expected to support individual investment in new homes. Meanwhile, expanding corporate profit is projected to stimulate new investment from property developers. Taken together, these factors will provide ample opportunity for industry growth over the next five years. The bulk of industry growth is expected to occur in the beginning of the five-year period to 2021, as the housing market continues to make up lost growth from the 2008 recession. Later in the period, more subdued growth is expected, as pent-up demand is satiated.

Cap Rates

Per Calkain Research Cap Rate Report of third quarter 2016, the third quarter of 2016 saw cap rates follow a similar pattern from the beginning of the year. There has been a gradual decrease of 7.5 bps drop from the last quarter and a 20 bps drop year-to-date. The low interest rates and attractive cap rates have brought capital into commercial real estate, especially in net lease. Global economic and political uncertainties have attracted foreign capital into U.S. real estate, which is viewed as a safe haven. The changing political landscape following the 2016 elections and further possible interest rate hikes will be watched carefully in the commercial real estate sector. Any rapid increases in interest rates may shrink the cap rate spread. Anticipated increases in the interest rates are minor with a nominal impact.

Competition

Any business that operates with a similar model serves as a direct or indirect competitor to the Company. Below are the leading industry competitors:

•	Simon Property Group Inc. -- Estimated market share: 2.9%

Simon Property Group Inc. is the largest public real estate company in the United States with 239.2 million square feet of leasable space in 308 properties across the country. Its portfolio is largely comprised of retail centers, which consist of both anchor department stores and smaller retailers. Since Simon’s holdings are mainly retail properties, consumer shopping habits have a major effect on the company. This is especially true of the smaller retail store tenants at Simon’s malls since many of these establishments have shorter-term leases than anchor stores. Short-term leases generally range from several months to a few years, while longterm leases are often five to 10 years long for the company. Simon’s industry-relevant revenue is expected to increase to $5.7 billion in 2016. Simon has been able to increase revenue during this period due to its aggressive expansion strategy. The company’s revenue skyrocketed 13.3% in 2012 due to improved economic conditions as businesses and retailers finally began to resume expansions.

•	Brookfield Property Partners -- Estimated market share: 1.7%

Brookfield Office Properties has a portfolio comprised of 108 commercial properties and 78.0 million square feet in the downtown areas of New York City, Boston, Washington, DC, Los Angeles, Houston, Denver, San Francisco, Toronto, Calgary, Vancouver, and Ottawa. The company rapidly expanded into London and Australia in 2010; in 2011, Brookfield Properties Corporation officially changed its named to Brookfield Office Properties and merged its residential division with Brookfield Homes Corporation to form Brookfield Residential Properties, which does not operate in this industry. In 2014, the company was acquired by Brookfield Property Partners, complete with the company’s delisting from the New York Stock Exchange on June 20, 2014. Under its current ownership, the company generates over 65.0% of its revenue from its US properties. According to the latest financial information, Brookfield’s US-specific revenue totaled $3.2 billion in 2015, as reported by Brookfield Property Partners. Revenue is estimated to have climbed in 2014 due to Brookfield’s growing number of commercial properties. In 2012, the company acquired three office towers, two of which are in Seattle and one is in Washington, DC, for a total of $316.0 million, which helped boost company revenue over 2013. In 2016, IBISWorld estimates industry-relevant revenue will total $3.3 billion.

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•	Vornado Realty Trust -- Estimated market share: 1.3%

Vornado Realty Trust has a portfolio of 68.4 million square feet of leasable property in the New York and Washington, DC areas. After a series of changes in business operations, name, and ownership, Vornado Realty Trust was incorporated in 1993. Vornado employs 4,369 workers, 3,244 of which are located in New York City. The New York-based company primarily generates revenue by developing, renting and selling real estate. Unlike Simon and General Growth Properties, however, the company does not concentrate on a particular real estate market or sector. Instead, Vornado holds a diverse portfolio of commercial properties, including office, retail, warehouse and industrial buildings. In 2016, company revenue is estimated to have increased to $2.5 billion. Prior to 2012, cash flows generated from the New York and Washington, DC segments increased every year in terms of total dollars.

Competitive Advantages

The following is a listing of the primary competitive advantages of the Company upon entering the market:

•	Industry with growth potential
•	Access to highly skilled human resources
•	Experience and knowledge of owners
•	Strong relationships with real estate industry players
•	Cash buyer
•	Fast closing allowing for a better purchase price

SWOT Analysis

The Company's strengths are denoted by the experience and knowledge of the leadership team, access to highly skilled human resources, management with strong ties to retail properties, an existing current pool of investors, owner’s past success rate, owner's established credibility in the industry, projected income increase based on rent escalation, and the ability to shift the Company's development strategy as market conditions change.

The Company's weaknesses are denoted by substantial capital and working capital needs to have successful launch.

The opportunities presented to the Company are denoted by an increasing popularity of the industry, growth and creativity to reuse the space by retailers, opportunity to add more revenue streams, ground up development, diversified development strategies, and Development joint ventures.

An unstable US economy or policy fluctuations represent threats that face the Company.

Revenue

The Company is in its development stage, and as of  March 31, 2017  has had no revenue. The Company anticipates revenue to be generated through NNN Rental Income and through assignment of rents and subsequent sale of Ground-Up Developments currently under the control of the Company’s founder, Mr. Kiritsis, through single-member Florida Limited Liability Companies. Revenue will also be generated through NNN property investments and developments.

Description of Property

The Company owns no real estate. Currently the Company uses the offices of its president at 4819 Wood Pointe Way, Sarasota, Florida 34233.

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Employees

The Company currently has no employees other than its sole officer but it expects that it will hire personnel upon raising additional capital and as the Company implements its business plan.

At present, the president is the sole officer, director and employee of the Company and does not receive any salary or other compensation (and no salaries or compensation have been accrued). No compensation will be paid until, and if, the Company raises or procures adequate capital (through operations, private financings, a primary public offering or otherwise) to pay any such compensation.

THE COMPANY

Change of Control

The Company was incorporated in the State of Delaware in April, 2016 and was formerly known as Topaz Island Acquisition Corporation. In December 2016, the Company implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the shareholders of the Company and its board of directors unanimously approved the change of the Company’s name from Topaz Island Acquisition Corporation to Diverse Development Group, Inc. in December 2016.

Relationship with Tiber Creek Corporation

In November 2016, the Company entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to combine with a public reporting company, including: transferring control of such reporting company to the Company; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees of $85,000 from the Company at the time the engagement agreement was signed. In addition, the Company’s then-current shareholders, James Cassidy and James McKillop, were permitted to retain the aggregate total of 600,000 shares (300,000 of these shares are restricted from transfer for a period of one (1) year following the effective date of this registration statement).

In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Company) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop serve only as interim officers and directors of these corporations (such as Topaz Island Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Company for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Intellectual Property

At present, the Company does not possess any intellectual property protection. The Company may decide in the future to pursue efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

Research and Development

The Company has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

30

Employees

Currently, the Company has no employees other than its officer who has agreed to assist the Company without pay until the Company is more stable and has recurring cash flow from operations.

Subsidiaries

The Company has no subsidiaries.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	the completion of the fiscal year of the fifth anniversary of the company's IPO;
(iii)	the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period, or
(iv)	the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;
(ii)	selected financial data required for only the fiscal years that were audited;
(iii)	executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

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The JOBS Act also exempts the Company's independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company's independent registered public accounting firm to file a report on the Company's internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Reports to Security Holders

In May 2016, the Company (as Topaz Island Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Company's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001672897.

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PLAN OF OPERATION

Business Plan

The Company is an early-stage company that plans to purchase and develop numerous real estate properties across all spectrums of the industry throughout the United States. The Company also intends to focus on credit tenant development and acquisitions utilizing a strong balance of holding and selling projects.

In the future, the Company plans to raise capital to support its plan of operations. The Company would raise capital and use the proceeds of its offering to acquire various real estate properties and to expand its operations. In addition, the Company would use proceeds for purposes of working capital operations, hiring management personnel, and potential acquisition of other credit-worthy properties to accelerate growth.

Potential Revenue

The Company intends to earn revenue from rental income derived from NNN property holdings. In year two and beyond the Company intends to earn additional revenue resulting from ground-up development.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The Company is an early-stage company and was incorporated in the State of Delaware in April 2016. As of the periods from April 4, 2016 (inception) through  March 31, 2017  the Company did not generate any revenue and incurred minimal expenses and operating losses, as part of its operating activities.

The Company anticipates that it would need substantial working capital over the next 12 months to continue as a going concern and to maintain current level of operations.

The Company’s independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless the Company is able to generate sufficient cash flow from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the company to continue as a going concern.

Revenues and Losses

Since its inception, the Company has focused its efforts on conducting market research, planning and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits. The Company has no revenues to date and has not realized any profits as of yet. In order to succeed, the Company needs to develop a viable strategy to generate revenue through income from NNN properties and other holdings.

The Company has posted no revenues and net losses of $10,017 during the three months ended March 31, 2017.

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Alternative Financial Planning

The Company has no alternative financial plans at the moment. If the Company is not able to successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Company’s ability to survive as a going concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Early Stage of the Company and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues.

There is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company. Accordingly, given the Company’s limited cash and cash equivalents on hand, the Company will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Company may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion of the Three Months Ending March 31, 2017

The Company did not generate revenues during the three months ended March 31, 2017.

The Company posted operating expenses of $10,017 during the three months ended March 31, 2017.

The Company's  net loss  was $10, 017, for the three month period ended March 31, 2017.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

34

Discussion of the Period from April 4, 2016 (inception) through December 31, 2016

The Company did not generate revenues during the period from April 4, 2016 (inception) through December 31, 2016.

The Company posted operating expenses of $6,769 during the period from April 4, 2016 (inception) through December 31, 2016.

Operating loss and net loss for the Company were each, respectively, $1,812 and $1,812, for the period from April 4, 2016 (inception) through September 30, 2016.

During the period from April 4, 2016 (inception) through December 31, 2016, the Company did not generate or use any net cash in operating activities nor did the Company have any capital expenditures during such period. The Company had a cash balance of $415 as of December 31, 2016.

As of  December 31,  2016, the Company has posted only operating losses since its inception in April 4, 2016 (inception). It has an accumulated deficit since inception and no material cash balance nor any material assets on hand as of December 31, 2016. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties.

The Company does not anticipate that it will generate revenue sufficient to cover its planned operating expenses in the foreseeable future, and the Company must obtain additional financing in order to develop and implement its business plan and proposed operations. If the Company is not successful in generating sufficient revenues and/or obtaining additional funding to develop its business plan and proposed operations, this could have a material adverse effect on its business, results of operations liquidity and financial condition.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced

Christopher Kiritsis	50	President, CEO	2016

Christopher Kiritsis -- President, CEO

Mr. Kiritsis is the Chief Executive Officer of Diverse Development Group, Inc., and holds more than 30 years of experience in the real estate industry. Mr. Kiritsis founded the Potomac Group in 1998, a firm that specialized in real estate sales, development and consulting. Mr. Kiritsis initiated the Group’s largest project - a half-million square foot commercial development in the New Hampshire seacoast area. Subsequently Mr. Kiritsis formed a joint venture with Developers Diversified Realty. He has also been retained by other national companies and developers to assist in negotiating and furthering their development projects. Over the years, Mr. Kiritsis has become a seasoned residential and commercial developer, having accumulated a diverse portfolio of completed development projects from the ground up as well as consulting for various national retail corporate clients.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly. Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Company is a party.

35

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

Name/Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-equity Incentive plan Compensation	Change in Pension Value and Recognized Deferred Compensation Earnings	All Other Compensation (2)	Total

Christopher Kiritsis
President; Director	2016	$0	$0	$0	$0	$0	$0	$0	$0

As of December 31, 2016, there was no accrued compensation that was due to the Company’s employees or officers. Upon successful completion by the Company of a primary public offering in the future (or the completion of other financing or funding), however, the Company may compensate officers and employees as is discussed below in “Anticipated Officer and Director Remuneration.”

Each of the officers has received certain shares of common stock in the Company in connection with the change of control of the Company. Accordingly, the Company has not recorded any compensation expense in respect of any shares issued to the officers as such shares do not represent compensation that was paid to any officer.

There are no current plans to pay or distribute any cash or non-cash bonus compensation to officers of the Company, until such time as the Company is profitable, experiences positive cash flow or obtains additional financing. However, the Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Company or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are realized or raised by the Company (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has not entered into employment agreements with any of its employees.

Anticipated Officer and Director Remuneration

The Company pays no compensation to its officers or directors at present. The Company intends to pay regular, competitive annual salaries to all its officers and directors and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Company reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Company anticipates offering additional cash and non-cash compensation to officers and directors. In addition, the Company anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion. In addition, the Company may plan to offer retirement benefits at a later time in its sole discretion.

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

Name and Address of Beneficial Owner	Position	Amount of Shares Beneficial Owned	Percent of class before offering (1)	Percent of class after offering
Christopher Kiritsis	President, Director, CEO	6,100,000	85.73%	85.73%
Total owned by officers and directors

____________

(1) Based upon 7,115,000 shares outstanding as of the date of this offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy and James McKillop, selling shareholders of the Company, were both former officers and directors of the Company. Mr. Cassidy formerly held position of the Company as president, secretary and director of the Company prior to the change in control. Mr. McKillop formerly held position of the Company as vice president and director prior to the change in control. Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change in control and may be considered promoters of the Company. Messrs. Cassidy and McKillop each initially held 10,000,000 shares of the Company’s common stock valued at par.  As part of the change of control, Messrs. Cassidy and McKillop each consented to the contribution back to the Company of 9,700,000 shares held by each of them valued at par.

Each of Messrs. Cassidy and McKillop retains 300,000 shares and is a selling shareholder in this registration statement. As the initial shareholder/officer of the Company, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the corporate documents and preparation of the initial registration statement. Mr. Cassidy continues to provide legal services to the Company through its arrangement with Tiber Creek Corporation in the preparation of this registration statement and assistance in preparation of certain of its filings required pursuant to the Securities Exchange Act of 1934. Mr. McKillop, through Tiber Creek Corporation, will provide services to the Company, if needed, in facilitating introductions and meetings with professionals in the brokerage and financial communities.

  There are certain family relationships between shareholders and Christopher Kiritsis, the Company’s President and CEO.

The following shares were issued to, and are currently held by, persons related to Christopher Kiritsis (an officer and director of the Company): (a) Paul Kiritsis: 10,000 shares; (b) Tom Pappas: 10,000 shares; (c) Paul Pappas: 10,000 shares; (d) Nick Strong: 10,000 shares; (e) Kelsey Strong: 10,000 shares; (f) Olga Nikolaidis: 10,000 shares; (g) Ria Voiras: 10,000 shares; (h) Joyce Skaperdas; 10,000 shares; (i) Kimberly Lawlor; 10,000 shares. Paul Kiritsis is the brother of Christopher Kiritsis. Tom Pappas and Paul Pappas are the uncles of Christopher Kiritsis. Nick Strong and Kelsey Strong are nephew and niece of Chistopher Kiritsis. Olga Nikolaidis and Ria Voiras are the aunts of Christohper Kiritsis. Joyce Skaperdas is the ex-wife of Christopher Kiritsis and Kimberly Lawlor is the wife of Christopher Kiritsis.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 1,015,000 shares of common stock held by such shareholders. The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer their shares at a price of $0.15 per share.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

James Cassidy and James McKillop were both formerly officers and directors of the Company. As the organizers and developers of Topaz Island Acquisition Corporation , Mr. Cassidy and Mr. McKillop were involved with the Company prior to the change of control whereby Mr. Kiritsis became the principal officer of the Company. In particular, Mr. Cassidy provided services to the Company without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. Both Mr. Cassidy and Mr. McKillop also formerly served as officers and directors of the Company prior to the change of control whereby Mr. Kiritsis became an officer and director of the Company.

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The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Before Offering	After Offering
Name of Selling Shareholder	# Shares	Percent(1)	# Shares	Percent
PHIL CURY	20,000	*	0	0%
FRANK S. PAPPAS	20,000	*	0	0%
NICK PAPPAS	20,000	*	0	0%
SCOTT TREFETHEN	10,000	*	0	0%
PATRICIA LEVY	10,000	*	0	0%
STEVEN SOUTHWELL	10,000	*	0	0%
PAUL KIRITSIS	10,000	*	0	0%
TOM PAPPAS	10,000	*	0	0%
PAUL PAPPAS	10,000	*	0	0%
FRANK VORIAS	10,000	*	0	0%
CHRISTOPHER CHEKOURAS	10,000	*	0	0%
ALEXANDRA CHEKOURAS	10,000	*	0	0%
KYRA CHEKOURAS	10,000	*	0	0%
MONICA STRONG	10,000	*	0	0%
NICK STRONG	10,000	*	0	0%
KELSEY STRONG	10,000	*	0	0%
RON BROWN	10,000	*	0	0%
RANDY FRANCESE	10,000	*	0	0%
MICHAEL OZMAN	10,000	*	0	0%
DAN FREEMAN	10,000	*	0	0%
T.J. ANTHONY	10,000	*	0	0%
MATTHEW LAWLOR	20,000	*	0	0%
ROY MIDDLETON	10,000	*	0	0%
PETER VORIAS	10,000	*	0	0%
DON CARON	10,000	*	0	0%
JONATHAN WOOD	10,000	*	0	0%
PETER WOOD	10,000	*	0	0%
DEAN WOOD	10,000	*	0	0%
JEFFREY HANNER	10,000	*	0	0%
MATTHEW KHALILI	15,000	*	0	0%
OLGA NIKOLAIDIS	10,000	*	0	0%
RIA VOIRAS	10,000	*	0	0%
JOYCE SKAPERDAS	10,000	*	0	0%
KIMBERLY LAWLOR	10,000	*	0	0%
JAMES GLUVNA	10,000	*	0	0%
JOSEPH LOMBARDO	10,000	*	0	0%
JOHN STEWART	10,000	*	0	0%
JAMES CASSIDY	300,000	4.22%	0	0%
JAMES MCKILLOP	300,000	4.22%	0	0%
	1,015,000

___________

*Less than 1%.

(1) Based on 7,115,000 shares outstanding as of the date of this prospectus.

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SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 7,115,000 shares of common stock outstanding of which 6,100,000 shares are owned by officers and directors of the Company. There will be a total of 7,115,000 shares outstanding if the maximum number of Shares offered herein is sold, of which 6,100,000 would be owned by officers and directors of the Company.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

However, at present, due to the Company’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Company’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Company since the Company does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•

The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

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LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 300,000 shares of common stock of the Company owned by Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Company, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had, or is to receive in connection with the offering, a substantial interest in the Company and was connected with the Company through Topaz Island Acquisition Corporation. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Topaz Island Acquisition Corporation prior to its change of control.

EXPERTS

KCCW Accountancy Corp., an independent registered public accounting firm, has audited the balance sheet of Diverse Development Group, Inc. (formerly known as Topaz Island Acquisition Corporation) as of April 20, 2016 and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the period from April 4, 2016 (inception) through April 20, 2016. The Company has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of May 2, 2016, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation includes an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

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F-1

DIVERSE DEVELOPMENT GROUP, INC.
CONDENSED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)

ASSETS
Current assets
Cash & cash equivalents	$398	$415
Total Current Assets	398	415

Total assets	$398	$415

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accrued liabilities	$15,000	$5,000

Current liabilities	15,000	5,000

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding as of March 31, 2017 and December 31, 2016, respectively	-	-
Common stock; $0.0001 par value, 100,000,000 shares authorized; 7,115,000 shares issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	712	712
Discount on Common Stock	(670)	(670)
Additional paid - in capital	2,142	2,142
Accumulated deficit	(16,786)	(6,769)

Total stockholders' deficit	(14,602)	(4,585)
Total liabilities and stockholders' deficit	$398	$415

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-2

DIVERSE DEVELOPMENT GROUP, INC.
UNAUDITED CONDENSED STATEMENT OF OPERATIONS

For the Three Months ended March 31, 2017

Revenue	$-
Cost of revenue	-
Gross profit	-

Operating expenses	10,017
Operating loss before income taxes	(10,017)

Income tax expense	-
Net loss	$(10,017)

Loss per share - basic and diluted	$-

Weighted average shares - basic and diluted	7,115,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-3

DIVERSE DEVELOPMENT GROUP, INC.
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

For the Three Months ended March 31, 2017
OPERATING ACTIVITIES
Net loss	$(10,017)
Changes in Operating Assets and Liabilities
Accrued liabilities	10,000
Net cash used in operating activities	(17)

Net decrease in cash & cash equivalents	(17)
Cash & cash equivalents, beginning of period	415

Cash & cash equivalents, end of period	$398

Supplemental cash flow information:
Income tax paid	$-
Interest paid	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-4

DIVERSE DEVELOPMENT GROUP, INC.

Notes to Unaudited Condensed Financial Statements

NOTE 1 - NATURE OF OPERATIONS

NATURE OF OPERATIONS

Diverse Development Group, Inc. ("Diverse" or "the Company") was incorporated on April 4, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception.

Subsequent to a change in control effected December 17, 2016, the Company's primary objective is to buy, sell and develop real estate assets located within the United States. However unlike traditional real estate investment groups, the Company intends to operate using cash and little debt. Should the Company at any time require debt financing to fulfill its business plan, the Company intends to use short-term loans only.

The Company may develop its business plan through operations or through a business combination with one or more operating entities. Any such combination would take the form of a merger, stock-for-stock exchange or stock-for-assets exchange and be structured to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any operating company.

Basis of Presentation

The accompanying condensed balance sheet as of December 31, 2016, which has been derived from the Company's audited financial statements as of that date, and the unaudited interim condensed financial information of the Company as of and for the three months ended March 31, 2017 have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information and with the instructions to Form 10-Q and Article 8-03 of Regulation S-X. In the opinion of management, such financial information includes all adjustments considered necessary for a fair presentation of the Company's financial position at such date and the operating results and cash flows for such periods. Operating results for the interim period ended March 31, 2017 are not necessarily indicative of the results that may be expected for the entire year.

Certain information and footnote disclosure normally included in financial statements in accordance with generally accepted accounting principles have been omitted pursuant to the rules of the United States Securities and Exchange Commission ("SEC"). These unaudited condensed interim financial statements should be read in conjunction with our audited financial statements and accompanying notes included in the Amended Company's Annual Report on Form 10-K/A for the year ended December 31, 2016, filed with the SEC on May 22, 2017.

F-5

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The cash and cash equivalents were $398 and $415 as of March 31, 2017 and December 31, 2016, respectively.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of March 31, 2017 and December 31, 2016.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of March 31, 2017 and December 31, 2016, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of March 31, 2017 and December 31, 2016, there were no outstanding dilutive securities.

F-6

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In November 2016, the FASB issued Accounting Standards Update No. 2016-18," Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016-15"). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows.ASU 2016-15 is effective for fiscal years beginning after December 15, 2017.The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

F-7

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". This standard is intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization’s management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15,2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. Management believes that the impact of this ASU to the Company’s financial statements would be insignificant.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

NOTE 3 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained net losses of $10,017 for the three months ended March 31, 2017. The Company had working capital deficits of $14,602 and $4,585 as of March 31, 2017 and December 31, 2016, respectively. The Company had an accumulated deficit of $16,786 and $6,769 as of March 31, 2017 and December 31, 2016, respectively. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtain additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

F-8

NOTE 4 – ACCRUED LIABILITIES

The Company had accrued professional fees of $15,000 and $5,000 as of March 31, 2017 and December 31, 2016, respectively.

NOTE 5 - STOCKHOLDERS' DEFICIT

On April 4, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, for a total of $2,000 of which an aggregate of 19,400,000 were contributed back to the Company on December 17, 2016 for a total valuation of$1,940. On December 18, 2016, the Company issued 6,100,000 shares of common stock at par value and at a discount of $610 to its then new sole officer and director.

On December 30, 2016, the Company issued an aggregate of 415,000 shares of common stock for an aggregate consideration of $415, or at $0.001 per share to 36 shareholders pursuant to Section 4(2) of the Securities Act of 1933 as a private offering of its securities.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of March 31, 2017, 7,115,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 6 - SUBSEQUENT EVENTS

On February 21, 2017, the Company filed a registration statement on Form S-1 pursuant to the Securities Act of 1933 to register 1,015,000 shares of common stock held by the shareholders for sale by such shareholders. As of the date of this report, that registration statement is not effective and no shares have been registered for sale by such shareholders.

The Company has evaluated subsequent events from the balance sheet date through May 22, 2017, the date at which the financial statements were available to be issued, and has determined that there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events”.

F-9

F-10

KCCW Accountancy Corp.	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Diverse Development Group, Inc.

We have audited the accompanying balance sheet of Diverse Development Group, Inc. (the "Company") as of December 31, 2016, and the related statements of operations, changes in stockholders' deficit and cash flows for the period from April 4, 2016 (Inception) to December 31, 2016. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and the results of its operations and its cash flows from April 4, 2016 (Inception) to December 31, 2016 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KCCW Accountancy Corp.

Alhambra, California

May 19, 2017

F-11

DIVERSE DEVELOPMENT GROUP, INC.

BALANCE SHEET

(RESTATED)

December 31, 2016

ASSETS
Current assets
Cash	$415
Total assets	$415

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
Accrued liabilities	$5,000
Total liabilities	5,000

Stockholders' deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none outstanding as of December 31, 2016	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 7,115,000 shares issued and outstanding as of December 31, 2016	712
Discount on Common Stock	(670)
Additional paid-in capital	2,142
Accumulatd deficit	(6,769)
Total stockholders' deficit	(4,585)

Total liabilities and stockholders' deficit	$415

The accompanying notes are an integral part of these financial statements.

F-12

DIVERSE DEVELOPMENT GROUP, INC.

STATEMENT OF OPERATIONS

(RESTATED)

For the period from
April 4, 2016
(Inception) to
December 31, 2016
Revenue	$-

Cost of revenue	-

Gross profit	-

Operating expenses	6,769

Operating loss	(6,769)

Loss before income taxes	(6,769)

Income tax expense	-

Net loss	$(6,769)

Loss per share - basic and diluted	$(0.00)
Weighted average shares-basic and diluted	19,363,389

The accompanying notes are an integral part of these financial statements.

F-13

DIVERSE DEVELOPMENT GROUP, INC.

STATEMENT OF STOCKHOLDERS' DEFICIT

(RESTATED)

	Common Stock		Discount on Common	Additional Paid-in	Accumu- lated	Total Stock-holders'
	Shares	Amount	Stock	Capital	Deficit	Deficit

Balance, April 4, 2016 (Inception)	-	$-	$-	$-	$-	$-

Issuance of common stock to founders for no consideration	20,000,000	2,000	(2,000)	-	-	-

Redemption of common stock	(19,400,000)	(1,940)	1,940	-	-	-

Issuance of common stock for change in control	6,100,000	610	(610)	-	-	-

Issuance of common stock for cash	415,000	42	-	373	-	415

Additional paid-in capital	-	-	-	1,769	-	1,769

Net loss	-	-	-	-	(6,769)	(6,769)

Balance, December 31, 2016	7,115,000	$712	$(670)	$2,142	$(6,769)	$(4,585)

The accompanying notes are an integral part of these financial statements.

F-14

DIVERSE DEVELOPMENT GROUP, INC.

STATEMENT OF CASH FLOWS

(RESTATED)

For the period from
April 4, 2016
(Inception) to
December 31, 2016
OPERATING ACTIVITIES
Net loss	$(6,769)
Non-cash adjustments to reconcile net loss to net cash:
Expenses paid for by stockholder and contributed as capital	1,769

Changes in Operating Assets and Liabilities:
Accrued liability	5,000
Net cash (used in) operating activities	-

FINANCING ACTIVITIES
Proceeds from issuance of common stock	415
Net cash provided by financing activities	415
Net increase in cash	415

Cash, beginning of period	-
Cash, end of period	$415
SUPPLEMENTAL DISLOSURES:
Cash paid during the period for:
Income Tax	$-
Interest	$-
NON-CASH TRANSACTION:
Common stock issued to founders for no consideration	$60
Common stock issued to officer for no consideration	$610

The accompanying notes are an integral part of these financial statements.

F-15

DIVERSE DEVELOPMENT GROUP, INC.

Notes to Financial Statements

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Diverse Development Group, Inc. ("Diverse" or "the Company") was incorporated on April 4, 2016 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception.

Subsequent to a change in control effected December 17, 2016, the Company's primary objective is to buy, sell and develop real estate assets located within the United States. However unlike traditional real estate investment groups, the Company intends to operate using cash and little debt. Should the Company at any time require debt financing to fulfill its business plan, the Company intends to use short-term loans only.

The Company may develop its business plan through operations or through a business combination with one or more operating entities. Any such combination would take the form of a merger, stock-for-stock exchange or stock-for-assets exchange and be structured to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any operating company.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company has not earned any revenue from operations since inception. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in ASC 915, "Development Stage Entities." Among the disclosures required by ASC 915, are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception. The Company chose December 31 as its fiscal year end.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements,and the reported amounts of revenues and expenses during the reportin periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company had cash of $415 as of December 31, 2016.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2016.

F-16

DIVERSE DEVELOPMENT GROUP, INC.

Notes to Financial Statements

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2016 there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2016, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its financial statements as of December 31, 2016 and for the period from April 4, 2016 (inception) to December 31, 2016 to correct errors identified in the Balance Sheet, Statement of Operations, Statement of Stockholders' Deficit, and Statement of Cash Flows. The restatement corrects the following items:

(1)	To correct the balances of cash, common stock, additional paid-in capital, and the number of common shares issued and outstanding stated on the Balance Sheet;

(2)	To correct the weighted average number of shares stated on the Statement of Operations;

(3)	To correct the number of common shares and balances for the issuance of common stock stated on the Statement of Stockholders' Deficit; and

(4)	To correct the amount of proceeds from issuance of common stock stated under Financing Activities on the Statement of Cash Flows.

The effects of the adjustments on the Company's previously issued financial statements for the year ended December 31, 2016 are summarized as follows:

F-17

DIVERSE DEVELOPMENT GROUP, INC.

Notes to Financial Statements

Selected Balance Sheet information as of December 31, 2016:

	Previously	Effect of	As
	Reported	Restatement	Restated
Current assets
Cash	$-	$415	$415
Total assets	-	415	415

Stockholders' deficit
Common stock	670	42	712
Additional paid-in capital	1,769	373	2,142
Total stockholders' deficit	(5,000)	415	(4,585)
Total liabilities and stockholders' deficit	-	415	415

Selected Statement of Operations information for the period from April 4, 2016 (inception) to December 31, 2016:

	Previously	Effect of	As
	Reported	Restatement	Restated

Weighted average shares-basic and diluted	19,290,406	72,983	19,363,389

F-18

DIVERSE DEVELOPMENT GROUP, INC.

Notes to Financial Statements

Selected Statement of Stockholders' Deficit information for the period from April 4, 2016 (inception) to December 31, 2016:

	Previously Reported	Effect of Restatement	As Restated

Issuance of common stock to founders for no consideration - number of shares	26,100,000	(6,100,000)	20,000,000

Issuance of common stock to founders for no consideration - Amount of Common Stock	$2,610	$(610)	$2,000

Issuance of common stock to founders for no consideration - Discount on Common Stock	(2,610)	610	(2,000)

Issuance of common stock for change in control - Number of Shares	-	6,100,000	6,100,000

Issuance of common stock for change in control - Amount of Common Stock	$-	$610	$610

Issuance of common stock for change in control - Discount on Common Stock	-	(610)	(610)

Issuance of common stock for cash - Number of of Shares	-	415,000	415,000

Issuance of common stock for cash - Amount of Common Stock	$-	$42	$42

Issuance of common stock for cash - Additional Paid-in Capital	-	373	373

Issuance of common stock for cash - Total Stockholders' Deficit	-	415	415

Balance, December 31, 2016 - Number of Shares	6,700,000	415,000	7,115,000

Balance, December 31, 2016 - Amount of Common Stock	$670	$42	$712

Balance, December 31, 2016 - Additional Paid-in Capital	1,769	373	2,142

Balance, December 31, 2016 - Total Stockholders' Deficit	(5,000)	415	(4,585)

Selected Statement of Cash Flows information for the period from April 4, 2016 (inception) to December 31, 2016:

	Previously	Effect of	As
	Reported	Restatement	Restated
FINANCING ACTIVITIES
Proceeds from issuance of common stock	$-	$415	$415
Net cash provided by financing activities	-	415	415
Net increase in cash	-	415	415
Cash, end of period	-	415	415

NON-CASH TRANSACTION:
Common stock issued to founders for no consideration	670	(610)	60
Common stock issued to officer for no consideration	-	610	610

F-19

DIVERSE DEVELOPMENT GROUP, INC.

Notes to Financial Statements

NOTE 3 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses of $6,769 during the period ended December 31, 2016. The Company had a working capital deficit of $4,585 and an accumulated deficit of $6,769 as of December 31, 2016. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 4 - RECENT ACCOUNTING PRONOUNCEMENTS

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash" ("ASU 2016-18"). The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18, which will only impact the Company if it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments" ("ASU 2016- 15"). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its condensed financial statements.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern". This standard is intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under U.S. GAAP, financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. Financial reporting under this presumption is commonly referred to as the going concern basis of accounting. The going concern basis of accounting is critical to financial reporting because it establishes the fundamental basis for measuring and classifying assets and liabilities. Currently, U.S. GAAP lacks guidance about management's responsibility to evaluate whether there is substantial doubt about the organization's ability to continue as a going concern or to provide related footnote disclosures. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The amendments are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted for annual or interim reporting periods for which the financial statements have not previously been issued. Management believes that the impact of this ASU to the Company's financial statements would be insignificant.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

F-20

DIVERSE DEVELOPMENT GROUP, INC.
Notes to Financial Statements

NOTE 5 - ACCRUED LIABILITIES

As of December 31, 2016, the Company had accrued professional fees of $5,000.

NOTE 6 - STOCKHOLDERS' DEFICIT

On April 4, 2016, the Company issued 20,000,000 founders common stock to two directors and officers pro rata as founder shares for services rendered to the Company, valued at $0.0001 par value per share, for a total of $2,000 of which an aggregate of 19,400,000 were contributed back to the Company on December 17, 2016 for a total valuation of $1,940. On December 18, 2016, the Company issued 6,100,000 shares of its common stock at par value and at a discount of $610 to its then new sole officer and director.

On December 30, 2016, the Company issued an aggregate of 415,000 shares of common stock for an aggregate consideration of $415, or at $0.001 per share to 36 shareholders pursuant to Section 4(2) of the Securities Act of 1933 as a private offering of its securities.

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of December 31, 2016, 7,115,000 shares of common stock and no preferred stock were issued and outstanding.

NOTE 7 - SUBSEQUENT EVENTS

On February 21, 2017, the Company filed a registration statement on Form S-1 pursuant to the Securities Act of 1933 to register 1,015,000 shares of common stock held by the shareholders for sale by such shareholders.

As of the date of this report, that registration statement is not effective and no shares have been registered for sale by such shareholders.

Management has evaluated subsequent events through May 19, 2017, the date which the financial statements were available to be issued. Except for the events disclosed above, all subsequent events requiring recognition have been incorporated into these financial statements in accordance with FASB ASC Topic 855, "Subsequent Events".

F-21

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$

Item 14. Indemnification of Directors and Officers

The Company's Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. All such securities were issued pursuant to exemptions from registration under Section 4(2) and/or Regulation D and/or Regulation S promulgated under the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

No underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Company and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On April 4, 2016, the Company issued the following shares of its common stock:

James Cassidy	10,000,000
James McKillop	10,000,000

(2) Of these shares on December 17, 2016, an aggregate of 19,400,000 shares was redeemed pro rata at par resulting in 300,000 shares held by each of the named shareholders.

(3) As part of the Company’s Change in Control, On December 18, 2016, the Company issued 6,100,000 shares of its common stock to Mr. Kiritsis for services valued at PAR and were issued pursuant to the execution provided pursuant to Section 4(2) for an offering of securities not involving any public offering.

(4) On December 30, 2016, the Company issued 415,000 shares of its common stock pursuant to section 4(a)(2) of the Securities Act of 1933 as follows:

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Name of Shareholder	Number of Shares	Aggregate Consideration for all shares Purchased
PHIL CURY	20,000	$20.00
FRANK S. PAPPAS	20,000	$20.00
NICK PAPPAS	20,000	$20.00
SCOTT TREFETHEN	10,000	$10.00
PATRICIA LEVY	10,000	$10.00
STEVEN SOUTHWELL	10,000	$10.00
PAUL KIRITSIS	10,000	$10.00
TOM PAPPAS	10,000	$10.00
PAUL PAPPAS	10,000	$10.00
FRANK VORIAS	10,000	$10.00
CHRISTOPHER CHEKOURAS	10,000	$10.00
ALEXANDRA CHEKOURAS	10,000	$10.00
KYRA CHEKOURAS	10,000	$10.00
MONICA STRONG	10,000	$10.00
NICK STRONG	10,000	$10.00
KELSEY STRONG	10,000	$10.00
RON BROWN	10,000	$10.00
RANDY FRANCESE	10,000	$10.00
MICHAEL OZMAN	10,000	$10.00
DAN FREEMAN	10,000	$10.00
T.J. ANTHONY	10,000	$10.00
MATTHEW LAWLOR	20,000	$20.00
ROY MIDDLETON	10,000	$10.00
PETER VORIAS	10,000	$10.00
DON CARON	10,000	$10.00
JONATHAN WOOD	10,000	$10.00
PETER WOOD	10,000	$10.00
DEAN WOOD	10,000	$10.00
JEFFREY HANNER	10,000	$10.00
MATTHEW KHALILI	15,000	$15.00
OLGA NIKOLAIDIS	10,000	$10.00
RIA VOIRAS	10,000	$10.00
JOYCE SKAPERDAS	10,000	$10.00
KIMBERLY LAWLOR	10,000	$10.00
JAMES GLUVNA	10,000	$10.00
JOSEPH LOMBARDO	10,000	$10.00
JOHN STEWART	10,000	$10.00
TOTAL	415,000	$415.00
____________

*Less than 1%.

(1) Based on 7,115,000 shares outstanding as of the date of this prospectus.

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Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1*	Certificate of Incorporation (exhibit to Form 10-12G filed March 2, 2015)
3.2*	By-laws (exhibit to Form 10-12G filed March 2, 2015)
3.3*	Sample stock certificate (exhibit to Form 10-12G filed March 2, 2015)
5.0	Opinion of Counsel
10.2	Lehigh Acres Lease
10.3	92 Villa Site Plan
10.4	Land Purchase Contract
10.5	Warranty Deed
23.1	Consent of Independent PCAOB public accounting firm.
_______

* Previously filed

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii. To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sarasota, Florida United States of America on June 9, 2017.

DIVERSE DEVELOPMENT GROUP, INC.

By:	/s/ Christopher Kiritsis
Christopher Kiritsis
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Christopher Kiritsis	Principal Executive Officer	June 9, 2017
Christopher Kiritsis

/s/ Christopher Kiritsis	Principal Financial Officer	June 9, 2017
Christopher Kiritsis

/s/ Christopher Kiritsis	Principal Accounting Officer	June 9, 2017
Christopher Kiritsis

/s/ Christopher Kiritsis	Director	June 9, 2017
Christopher Kiritsis

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